UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 2, 2009

Ciena Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311
(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090
(Address of Principal Executive Offices)	(Zip Code)

(410) 865-8500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  -  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 5, 2009, Ciena Corporation (the “Ciena”) issued a press release announcing its financial results for its first fiscal quarter ended January 31, 2009. The text of the press release is furnished as Exhibit 99.1 to this Report. The information in this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

ITEM 2.05  -  COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On March 4, 2009, Ciena took action to effect a headcount reduction of approximately 200 employees, representing 9% of its global workforce. Headcount reductions will be implemented across Ciena’s organizations and geographies, with the timing and scope of such reductions varying by country based on local legal requirements. These headcount reductions are expected to be completed during Ciena’s third fiscal quarter of 2009. As part of this action, Ciena will also close its Acton, Massachusetts research and development facility on or about June 30, 2009. These actions are part of a restructuring plan to reduce operating expense and better align Ciena’s workforce, facilities and operating costs with market and business opportunities in light of ongoing difficult macroeconomic conditions. Ciena committed to these restructuring actions on March 2, 2009.

Ciena expects to record aggregate restructuring charges ranging from approximately $5.0 million to $8.0 million associated with this action, all of which will result in future cash expenditures by Ciena. Restructuring charges include severance and other employee-related costs ranging from approximately $3.0 million to $4.0 million. Ciena expects these employee-related restructuring charges to be paid and incurred primarily during the second fiscal quarter of 2009, and to a lesser extent in the third fiscal quarter of 2009. Restructuring charges also include approximately $2.0 million to $4.0 million in facilities-related costs, primarily associated with remaining lease payments for Ciena’s Acton, Massachusetts facility. This charge is expected to be incurred during the third fiscal quarter of 2009, with the resulting cash expenditures to be incurred as the remaining lease obligations are due.

On March 5, 2009, Ciena issued a press release which included the announcement of the restructuring plan described above. The text of the press release is furnished as Exhibit 99.1 to this Report.

This report contains forward-looking statements that are based upon management’s expectations and beliefs concerning future events affecting Ciena. Certain matters contained herein concerning anticipated costs and accounting charges related to restructuring activities and strategies to reduce operating expense and improve efficiency constitute forward-looking statements and are based upon management’s expectations and beliefs concerning future events affecting Ciena. There can be no assurance that these future events will occur as anticipated or that Ciena’s actual results will be as estimated. For a description of certain factors that could cause Ciena’s future results to differ materially from those expressed in any such forward-looking statements, see Part I, Item 1A of Ciena’s Annual Report on Form 10-K for the year ended October 31, 2008 entitled “Risk Factors.”

ITEM 9.01  -  FINANCIAL STATEMENTS AND EXHIBITS

(c)   The following exhibit is being filed herewith:

Exhibit Number	Description of Document

Exhibit 99.1	Text of Press Release dated March 5, 2009, issued by Ciena Corporation, reporting results of operations for its first fiscal quarter ended January 31, 2009 and announcing certain restructuring actions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation

Date:	March 5, 2009	By:	/s/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary